EXECUTION AGREEMENT


     This DISTRIBUTOR AGREEMENT (the "Agreement"), made as of the 30th day of June, 1997, between ADVANCED PARTICLE TECHNOLOGIES, INC., a Delaware corporation ("APT"), and VANGKOE INDUSTRIES, INC., a Florida corporation ("VANGKOE");

                                   WITNESSETH:

     WHEREAS, VANGKOE desires to market various coated and uncoated particles for use in the market for swimming pool plasters and other swimming pool material applications, including for spas, reflective pools and fountains and the like;

     WHEREAS, on the date hereof, pursuant to a Technology Purchase Agreement dated the date hereof, APT has purchased certain proprietary coating technology from VANGKOE which will be applied by APT to specialty glass particles; and

     WHEREAS, APT, acting independently or through its affiliated companies, can also supply uncoated specialty glass particles, as well as specialty fired ceramic particles; and

     WHEREAS, VANGKOE desires the exclusive right to market such coated specialty glass, uncoated specialty glass, and fired ceramic particles into the market for swimming pool plasters and other swimming pool material applications in the United States and Canada; and

     WHEREAS, APT is willing to grant such exclusive rights to VANGKOE, subject to the terms and conditions set forth herein;

     NOW,  THEREFORE,  in  consideration  of the  premises and of other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties agree as follows:


     Section 1. Appointment; Exclusivity; Term.
     ---------- -------------------------------

     1.1  Appointment.  Subject to the terms and conditions  hereof,  APT hereby
          -----------
appoints VANGKOE, and VANGKOE hereby accepts such appointment, as the exclusive distributor of coated specialty glass, uncoated specialty glass, and fired ceramic particles manufactured by APT or its affiliates (collectively, the "Products") for swimming pool plasters and other swimming pool material applications including for spas, reflective pools and fountains in the United States and Canada (the "Market"). The parties acknowledge that such grant of exclusivity means that neither APT nor its affiliates will sell the Products to any other party if APT or its affiliates knows or has a reasonable basis to believe that such party will sell the Products into the Market. In addition, as long as VANGKOE maintains its exclusivity with respect to a Product hereunder, to the extent legally permissible, APT will not sell such Product to any industrial distributor of colored particles in the United States or Canada unless such distributor has agreed in writing to refrain from selling such Product in the Market (and APT agrees to enforce such restriction in good faith). VANGKOE acknowledges that it shall not have the right to sell or market any of the Products in any market other than the Market (or to any customer or distributor who or which VANGKOE knows or has reason to believe intends to sell the Products outside of the Market) unless and until separately agreed to by the parties upon mutually acceptable terms agreed to in writing. In addition, VANGKOE agrees that APT shall be its exclusive source to apply color coatings to any uncoated Product VANGKOE purchases from APT or its affiliates as long as this Agreement shall be in force. APT agrees to forward to VANGKOE any leads or inquiries it or any of its affiliates receives regarding the proposed use or purchase of any of the Products in the Market.

     1.2  Retaining  Exclusivity.  The grant of  exclusive  rights  pursuant  to
          -----------------------
Section 1.1 with respect to each of the Products is subject to VANGKOE meeting the respective sales volume targets set forth on Exhibit A hereto for each of such Products, as the same may be amended from time to time by the mutual written consent of the parties. In the event that VANGKOE fails to meet a sales target with respect to a Product, VANGKOE will have a 60-day cure period within which to satisfy such target. If VANGKOE fails to meet the target within such 60-day cure period, VANGKOE's right to market the Product in the Market shall convert into a non-exclusive right for the remainder of the term of the Agreement. The determination of whether a product is non-conforming shall be made by testing the product in accordance with standard ASTM procedures and equipment as applied to similar materials sold in the Market or in accordance with such other procedures as shall be mutually agreed upon in writing by the parties.

     1.3 Best  Efforts.  VANGKOE  agrees to use its best good  faith  efforts to
         --------------

market the Products in the Market and to meet the sales targets established pursuant to Section 1.2 during the term of this Agreement. Notwithstanding the foregoing, however, the parties acknowledge that VANGKOE shall not have any liability to APT or its affiliates (other than to pay for ordered Products conforming to the specifications established pursuant to Section 2.1) if it fails to meet such sales targets or generate sales of the Products.

     1.4  Term.  The  term of this  Agreement  shall  be five  years  and  shall
          -----

automatically renew for successive one-year periods thereafter unless and until terminated pursuant to Section 4.1.


     Section 2. Product Specifications; Terms of Sale.
     ---------- --------------------------------------

     2.1 Product  Specifications.  APT warrants  that each Product will meet the
         ------------------------

specification established for such Product set forth on Exhibit B hereto, as the same may be amended from time to time by the mutual written consent of the parties.

     2.2 VANGKOE's Right to Reject;  Exclusive Purchases. (a) VANGKOE's right to
         ------------------------------------------------

reject any shipment of Product shall be limited solely to the failure of such shipment to conform to the specifications established pursuant to Section 2.1. Any such rejection must be effected by written notice delivered within 60 days of APT's (or its affiliate's) shipment, giving relevant order information and a description of the non-conforming aspects of the Product. APT acknowledges and agrees that VANGKOE shall not be deemed to have missed a sales target to the extent that APT is unable to fulfill orders placed by VANGKOE (relating to firm bona fide orders VANGKOE has in turn received from its customers) on a timely basis. If any shipments are found to be non-conforming, APT (or its affiliates) shall have a 30-day period to reprocess the non-conforming portion of such shipment to make it conforming or replace such non-conforming material with new, conforming material. If APT or its affiliates are unable to provide conforming material within such 30-day period, VANGKOE shall have the right, notwithstanding anything to the contrary contained in Section 2.2 (b), to purchase substitute particles from a third party to replace such non-conforming material, and APT (or its affiliates) will refund any amounts paid by VANGKOE to APT (or its affiliates) in respect of such non-conforming material. APT (or its affiliate) will bear the cost of freight of any returned shipment that fails to meet the required specification.

     (b) VANGKOE agrees that it will not purchase coated particles, uncoated particles (to displace the Products), or fired ceramic particles, or any substantially similar or equivalent particles, for use in the Market from any party other than APT or its affiliated companies as long as the relevant APT (or affiliate) Product conforms to the specification established pursuant to Section
2.1 (allowing, if applicable, for the 30-day grace period described above) and to the extent that APT (or affiliates) can ship sufficient amounts of the Products to fill the firm orders of VANGKOE's customers on a timely basis. The parties acknowledge that VANGKOE's obligation to purchase such particles exclusively from APT or its affiliates shall not apply to materials that are not the functional equivalents of the Products.

     2.3 Order  Procedure.  Products shall be ordered on a purchase order basis,
         -----------------
with orders to be placed through one or more individuals located at APT's (or an affiliate's) facility, which individuals shall be designated in writing by APT. Such orders shall specify the Product, the quantity of material, grit sizes and any other information required to fill the order, provided that all requirements shall be within the specifications established pursuant to Section 2.1.

     2.4 Best Efforts to Fill Orders. (a) Subject to production  constraints and
         ----------------------------
availability of materials, APT and its affiliates will use their best good faith efforts to fill orders placed by VANGKOE on a timely basis and VANGKOE shall have priority status on all production capacity. VANGKOE agrees to work in good faith with APT to provide reasonable advance notice with respect to orders wherever feasible, and in particular with respect to large orders or orders involving more than one Product. The parties acknowledge that neither APT nor any of its affiliates shall have any liability to VANGKOE or its customers as a result of the failure to fill any order.

     (b) APT and/or its affiliates will use their best efforts to source a functionally equivalent substitute glass material which meets the specialty glass requirements in the event of inadequate supply of specialty glass. In the event a functionally equivalent glass is unsourceable or in limited supply, APT and/or its affiliates will use their best efforts to source mined minerals to be color coated as an alternate lower-end product. This mined mineral to be color coated will be priced at $0.02 per pound less than the specialty glass color coated in order to differentiate glass and mined quartz as an alternative product for the market.

     2.5 Pricing and Payment. (a) The price for each of the Products shall be as
         --------------------
set forth on Exhibit C hereto. Such prices shall be firm for the first two years
             ---------
of the term of this Agreement, subject to annual increase thereafter in an amount not to exceed 5% of the prior years' price; provided, however, that any
                                                    --------   -------
such price increase shall not be implemented to the extent that VANGKOE can provide documented evidence of superior pricing available for particles produced by other manufacturers that could serve as a substantially functional equivalent for the Product in question in the Market. Payment shall be due from VANGKOE 60 days following the date of shipment to VANGKOE; provided, however, that, unless
                                                --------   -------
otherwise agreed to by APT, neither APT nor its affiliates will accept an order for any Product if at the time of placing of such order the aggregate amount of outstanding receivables owing from VANGKOE for Products exceeds the greater of
(i) $100,000 or (ii) 30% of the amount of receivables actually collected by APT or its affiliates in respect of Products ordered by VANGKOE during the 90-day period preceding the date of placement of the proposed order.

     (b) Notwithstanding Section 2.5(a), (i) the pricing for coated specialty glass set forth on Exhibit C hereto assumes that the average per pound cost for
                   ---------
coating materials (meaning all costs relating to the color coating material up to the point of introduction into the coating process) for one ton of coated specialty glass will be $0.01; In the event that at any time such cost exceeds $0.01 by $0.005 or more (other than as a result of change-over in pigment or materials, equipment failure or other inefficiencies within the control of APT), the amount of the excess over such estimated $0.01 cost shall be added to the purchase price to VANGKOE (and Exhibit C shall automatically be deemed to be
                                 ---------
amended accordingly), (ii) if at any time VANGKOE fails to maintain its exclusive right to distribute any of the Products in the Market and APT or its affiliates sells such Product into the Market, VANGKOE will receive the most favorable price given to any other party for the purchase of the Product within the Market and (iii) such pricing is subject to increase in the event of documented increases in costs in production or transport resulting from increased energy costs.

     Section 3. Certain Additional Agreements.
     ---------- ------------------------------

     3.1 Rights of First Offer.  (a) Each of APT and VANGKOE agrees that it will
         ----------------------
not sell substantially all of its assets or business, or a majority of its voting capital stock, to any third party, or enter into an agreement contemplating such sale, unless it shall have first offered to effect such sale to the other party on the same terms proposed to be offered to the third party. Such offer shall be in writing setting forth all of the material terms of the proposed transaction, including the form of the transaction, the purchase price, the form of consideration to be paid, the proposed closing date and any other material terms. The party receiving the offer shall notify the sending party in writing of its decision to accept or decline the offer within 15 days following its receipt of the offer. If a party refuses to accept such offer or fails to respond within the 15-day time period, the sending party shall be free to consummate the proposed transaction with a third party; provided, however, that
                                                        --------   -------
if a material change occurs in the terms of the proposed transaction prior to consummation (including, without limitation, a change of 5% or more in the price to be paid or a change in the form of transaction as consideration, the right of first offer must again be extended to APT or VANGKOE, as the case may be, in accordance with this Section 3.2.

     (b) Notwithstanding the foregoing, Section 3.1(a) shall not apply to a public offering of securities, registered under the Securities Act of 1933, as amended, or a bona fide private placement of securities (other than to a competitor of the business conducted by APT), whether or not such public or private offering results in the sale of 50% or more of the voting capital of the offering party.

     3.2 Trademarks.  VANGKOE  acknowledges that ALUMAGLASS,  VISIGRIT and GREAT
         -----------
WHITE are trademarks of CTI and agrees that VANGKOE shall not use any of such marks without the prior written consent of CTI which may be withheld in CTI's sole discretion. APT and its affiliates acknowledge that CERAMAGLASS, CERAMITE, CPM, Brillant Innovations and Clear Advantage are trademarks of VANGKOE and agree that neither APT nor any of its affiliates shall use such name without VANGKOE's prior written consent, which consent may be withheld in VANGKOE's sole discretion.

     3.3  Confidentiality.  VANGKOE acknowledges that APT and its affiliates are
          ----------------
subject to the reporting requirements of the Securities Exchange Act of 1934 and public disclosure rules. Accordingly, VANGKOE agrees to refrain from making any public disclosures regarding the sales volumes of materials supplied by APT or its affiliates unless VANGKOE obtains APT's prior written consent. In addition, VANGKOE acknowledges that APT and its affiliates deem the source of materials and processes used to produce the Products as proprietary trade secrets of APT or its affiliates, and VANGKOE agrees to keep such information confidential unless the prior written consent of APT is obtained. Subject to its public disclosure reporting requirements, APT agrees not to disclose any confidential information relating to VANGKOE's operations; provided, however, that VANGKOE
                                                --------   -------
expressly acknowledges that APT's sales of material to VANGKOE will be incorporated in the consolidated financial statements of APT's parent company and that APT's business dealings with VANGKOE are subject to public disclosure reporting requirements generally. VANGKOE acknowledges that remedies at law or in damages may be insufficient with respect to any breach of Section 3.3 and that injunctive relief or other equitable remedy will be appropriate in addition to any other remedies that may be available to APT and its affiliates.

         Section 4.  Termination.
         ----------  ------------

     4.1 Termination. Notwithstanding anything contained herein to the contrary:
         ------------

          (i) either party may terminate this Agreement upon 60 days' prior written notice in the event of a material breach of the terms hereof by the other party, unless cured (if curable) prior to the expiration of such 60-day period;

          (ii) either party may terminate this Agreement at the end of the initial five-year term hereof or at the end of any one-year term thereafter by giving written notice at least 180 days prior to the end of such term;

          (iii)APT may terminate this Agreement immediately in the event that it determines, in its reasonable discretion, that the sale of the Products violates the laws or regulations of any state or country into which VANGKOE shall sell Product (provided that, at VANGKOE's option, this Agreement may remain in effect with the written modification that the Distributor shall refrain from selling into such state or country until such time as APT shall determine in its sole discretion that the sale of the Product is no longer so violative); and

          (iv) either party may terminate this Agreement immediately if the other files a voluntary petition in bankruptcy, makes an assignment for the benefit of creditors or otherwise seeks protection from creditors under applicable bankruptcy, insolvency or similar laws, or if an involuntary petition in bankruptcy shall be filed against such party or other action shall be commenced against such party under bankruptcy, insolvency or similar laws and such petition or action is not be stayed or dismissed within 60 days.

     4.2 Effect of Termination or Failure to Renew. Neither party shall have any
         ------------------------------------------
liability to the other (whether for damages, lost profits or consequential or other special damages) arising out the termination of this Agreement or the failure to renew this Agreement, except to the extent resulting from the breach of the terms hereof occurring prior to such termination.

     4.3 Survival of Certain Terms.  The provisions of Sections 3, 5 and 6 shall
         --------------------------
survive the termination of this Agreement.

     Section 5. Limited Warranty.
     ---------- -----------------

     5.1 Limited  Warranty.  The Products are sold as is and neither APT nor any
         ------------------
of its affiliates makes any representation or warranty whatsoever, express or implied, with respect thereto, other than the limited warranty that each Product will conform to the specifications established for the Product in Exhibit B
                                                                       ---------
hereto and in all material respects to any Material Safety Data Sheet prepared by APT or its affiliates for such Product. EXCEPT AS EXPRESSLY SET FORTH IN THIS
SECTION 5.1, NEITHER APT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE PRODUCTS WHATSOEVER AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY DISCLAIMED.

     5.2  Indemnity.  VANGKOE hereby agrees not to make any  representations  or
          ----------
warranties concerning the Products except as set forth in Section 5.1 and hereby indemnifies and holds harmless APT and its affiliates and their respective officers, directors and stockholders with respect to any third party claim arising out of, based on or relating to any other representation or warranty made by VANGKOE to any third party.

     5.3  Limitation of Liability.  NOTWITHSTANDING  ANYTHING  CONTAINED IN THIS
          ------------------------
AGREEMENT TO THE CONTRARY, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES. LOSSES OR EXPENSES (INCLUDING WITHOUT LIMITATION LOST PROFITS OR LOST BUSINESS) ARISING, DIRECTLY OR INDIRECTLY, UNDER THIS AGREEMENT OR FROM THE PURCHASE, USE OR SALE OF THE PRODUCTS.

         Section 6.  Miscellaneous.
         ----------  --------------

     6.1 Notices.  Any notice required or permitted  hereunder shall be given in
         --------
writing and shall be conclusively deemed effective when given upon personal delivery or delivery by courier, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed as follows (or at such other address as may be designated by written notice):

         (i)               if to APT, to:

                           Advanced Particle Technologies, Inc.
                           c/o Conversion Technologies International, Inc. 82 Bethany Road
                           Hazlet, New Jersey  07730
                           Telephone:  (908) 888-3828
                           Telecopier: (908) 888-3930
                           Attention:  President

                                            and

         (ii)              if to VANGKOE, to:

                           VANGKOE Industries, Inc.
                           7 San Bartola Drive
                           St. Augustine, FL  32086
                           Telephone:  (904) 824-0111
                           Telecopier:  (904) 824-7994
                           Attention:    President

     6.2 Dispute  Resolution.  In the event of any  dispute  between the parties
         --------------------
under this agreement, the parties shall attempt to resolve it in good faith as soon as possible. If such dispute is not resolved within 20 days following written notice thereof from one party to the other (or such number of days as shall be otherwise specified herein), such dispute shall be resolved by arbitration pursuant to the rules of the American Arbitration Association or other mediation procedure agreed to by the parties. Such arbitration or mediation shall take place in St. Augustine, Florida or other mutually agreeable location. The arbitrator or mediator will be instructed to attempt to resolve the dispute within 30 days of commencement of proceedings and any award shall be final and binding upon the parties, unless non-binding arbitration or mediation is mutually agreed upon. Each party will bear its own legal fees and other expenses related to any such proceeding.

     6.3  Assignment.  This Agreement may not be assigned by VANGKOE without the
          -----------
prior written consent of APT, whether by operation of law or otherwise, except to a purchaser of substantially all of the assets or business of VANGKOE following APT's (or its affiliates') refusal to exercise its right of first offer under this Agreement. This agreement may not be assigned by APT and/or its affiliates without the prior written consent of VANGKOE, whether by operation of law or otherwise, except to an affiliate of APT or a purchaser of substantially all of the assets or business of APT following VANGKOE's refusal to exercise its right of first offer under this Agreement.

     6.4 Independent  Contractors.  The parties are independent  contractors and
         -------------------------
neither party has, or will represent that it has, authority to bind the other with respect to any matter whatsoever.

     6.5  Amendments.  This  Agreement  may not be amended  without  the written
          -----------
agreement of the parties.

     6.6 Entire Agreement.  This Agreement constitutes the complete agreement of
         -----------------
the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties, if any, whether oral or in writing, and no course of dealing shall alter the terms hereof. Without limiting the foregoing, upon the execution and delivery of this Agreement, the agreements and documents set forth Exhibit D shall cease to be of any further force or effect. Upon execution and
---------
delivery of this Agreement each party releases the other party and its officers, directors, stockholders and affiliates from any liability under the agreements set forth under Exhibit D or arising out of the activities, promises or commitments relating to the joint venture relationship contemplated by such agreements up to and including the date hereof. Specifically, but without limitation, VANGKOE is hereby released from its obligations to reimburse APT or its affiliates for equipment, operating expenses or other property or materials purchased or expended in connection with APT's operations (APT having sole ownership thereof) prior to the date hereof and its minimum ALUMAGLASS purchase commitments set forth in the Purchase, Supply and Distributorship Agreement referenced on Exhibit D and to pay for materials shipped to VANGKOE to date that do not conform to the specifications set forth for the Products pursuant to this Agreement.

     6.7  Severability.  In the event that any provision of this Agreement would
          -------------
be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     6.8 Successors and Assigns.  Subject to the  limitations  set forth herein,
         -----------------------
this Agreement shall be binding on each party's successors and assigns.

     6.9  Governing  Law. This  Agreement  shall be governed by and construed in
          ---------------
accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

     6.10 Counterparts.  This Agreement can be signed in counterpart,  with each
          -------------
such counterpart constituting an original but all such counterparts constituting one agreement.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date appearing on the first page hereof.


                                          ADVANCED PARTICLE
                                            TECHNOLOGIES, INC.


                                          By: /s/ Eckardt C. Beck
                                             ---------------------------------
                                             Name:  Eckardt C. Beck
                                             Title: Acting President


                                          CONVERSION TECHNOLOGIES
                                            INTERNATIONAL, INC.


                                          By: /s/ Eckardt C. Beck
                                             ---------------------------------
                                             Name:  Eckardt C. Beck
                                             Title: Acting President


                                          VANGKOE INDUSTRIES, INC.


                                          By: /s/ Bo Gimvang
                                             ---------------------------------
                                             Bo Gimvang
                                             President

                                      -10-